As filed with the Securities and Exchange Commission on June 13, 2005.

Registration No. 333-101284

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHECKFREE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2360335 (I.R.S. Employer Identification No.)

4411 East Jones Bridge Road
Norcross, Georgia 30092
(Address of Registrant’s principal executive offices including zip code)

CHECKFREE CORPORATION
THIRD AMENDED AND RESTATED
ASSOCIATE STOCK PURCHASE PLAN

(Full Title of the Plan)

David E. Mangum
Executive Vice President & Chief Financial Officer
CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215

PART I
PART II
Item 3. Incorporation of Documents by Reference
Signatures
EXHIBIT INDEX
EX. 4(A)
EX. 23(B)

EXPLANATORY NOTE

          CheckFree Corporation hereby files this Post-Effective Amendment No. 1 to Form S-8, relating to 1,000,000 shares of the Company’s common stock, par value $.01 per share, issuable pursuant to the Company’s Second Amended and Restated Associate Stock Purchase Plan, filed on November 18, 2002 (Registration Statement No. 333-101284).

          On May 31, 2005, the directors of CheckFree Corporation, upon the recommendation of the compensation committee, approved the Third Amended and Restated Associate Stock Purchase Plan to eliminate the look back provision in Section 4(c) of the Second Amended and Restated Associate Stock Purchase Plan and to make other minor technical changes thereto. The Third Amended and Restated Associate Stock Purchase Plan shall become effective on June 30, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information concerning the CheckFree Corporation Third Amended and Restated Associate Stock Purchase Plan, specified in Part I, will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          CheckFree Corporation incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

          1. Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed September 3, 2004.

          2. Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 9, 2004; Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, filed February 8, 2005; and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 9, 2005.

          3. Current Report on Form 8-K (as to Item 5 only) dated June 22, 2004, filed on June 22, 2004; Current Report on Form 8-K dated August 9, 2004, filed on August 9, 2004; Current Report on Form 8-K dated August 20, 2004, filed on August 25, 2004; Current Report on Form 8-K dated November 10, 2004, filed on November 10, 2004; and Current Report on Form 8-K (as to Item 8.01 only) dated April 30, 2005, filed on May 3, 2005; and

          4. Definitive Proxy Statement for the Annual Meeting of Stockholders held on October 27, 2004, filed September 24, 2004.

          5. The description of CheckFree Corporation common stock which is contained in its Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

          6. The contents of the Form S-8 registration statement dated February 4, 1997, file number 333-21795, as amended by Post-Effective Amendment No. 1 filed January 14, 1998, previously filed by the Registrant with the Securities and Exchange Commission, as well as the contents of the Form S-8 registration statement dated November 18, 2004, file number 333-101284, previously filed by the Registrant with the Securities and Exchange Commission.

          All documents filed by CheckFree Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Signatures

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on June 13, 2005.

CHECKFREE CORPORATION

By:	/s/ David E. Mangum

David E. Mangum, Executive Vice
President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Peter J. Kight	Chairman of the Board of Directors and	June 13, 2005

Peter J. Kight	Chief Executive Officer (Principal Executive Officer)

/s/ David E. Mangum	Executive Vice President and Chief Financial Officer	June 13, 2005

David E. Mangum	(Principal Financial Officer)

/s/ John J. Browne, Jr.	Vice President, Controller, and	June 13, 2005

John J. Browne, Jr.	Chief Accounting Officer
(Principal Accounting Officer)

* William P. Boardman	Director	June 13, 2005

William P. Boardman

* James D. Dixon	Director	June 13, 2005

James D. Dixon

* Mark A. Johnson	Director	June 13, 2005

Mark A. Johnson

* Lewis C. Levin	Director	June 13, 2005

Lewis C. Levin

* Eugene F. Quinn	Director	June 13, 2005

Eugene F. Quinn

* Jeffrey M. Wilkins	Director	June 13, 2005

Jeffrey M. Wilkins

* By:	/s/ David E. Mangum

David E. Mangum, attorney-in-fact
for each of the persons indicated

Registration No. 333-101284

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CheckFree Corporation

EXHIBITS

EXHIBIT INDEX

Exhibit		Exhibit
Number		Description
4(a)	*	CheckFree Corporation Third Amended and Restated Associate Stock Purchase Plan.

4(b)		Amended and Restated Certificate of Incorporation of CheckFree Corporation (Reference is made to Exhibit 4(e) to the Registration Statement on Form S-8 (Registration No. 333-50322), filed with the Securities and Exchange Commission on November 20, 2000, and incorporated herein by reference).

4(c)		By-Laws of the Company (Reference is made to Exhibit 3(b) to the Current Report on Form 8-K, dated December 22, 1997, filed with the Securities and Exchange Commission on December 30, 1997, and incorporated herein by reference).

5		Opinion of Porter, Wright, Morris & Arthur LLP regarding legality (Reference is made to Exhibit 5 to the Registration Statement on Form S-8 (Registration No. 333-101284 ), filed with the Securities and Exchange Commission on November 18, 2002, and incorporated herein by reference).

23(a)		Consent of Porter, Wright Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)	*	Consent of Deloitte & Touche LLP.

24		Power of Attorney (Reference is made to Exhibit 24 to the Registration Statement on Form S-8 (Registration No. 333-101284), filed with the Securities and Exchange Commission on November 18, 2002, and incorporated herein by reference).

*	Filed herewith.